Independent auditors' consent

The board and shareholders
IDS Precious Metals Fund, Inc.:



We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.





/s/ KPMG Peat Marwick LLP
    KPMG Peat Marwick LLP
Minneapolis, Minnesota
May 24, 1999